As filed with the Securities and Exchange Commission on October 26, 2017
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FORESCOUT TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	3577	20-2958261
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

190 West Tasman Drive
San Jose, California 95134
(408) 213-3191
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael DeCesare
Chief Executive Officer and President
190 West Tasman Drive
San Jose, California 95134
(408) 213-3191
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steven E. Bochner Rezwan D. Pavri Melissa S. Rick Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304 (650) 493-9300	Darren J. Milliken Senior Vice President, General Counsel, Corporate Secretary, and Corporate Compliance Officer 190 West Tasman Drive San Jose, California 95134 (408) 213-3191	Richard A. Kline Bradley C. Weber Goodwin Procter LLP 135 Commonwealth Drive Menlo Park, California 94025 (650) 752-3100

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-220767
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)		Emerging growth company	☒

If an emerging growth company, indicate by checkmark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards providing pursuant to Section 7(a)(2)(B) of the Securities Act
☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common Stock, $0.001 par value per share	552,000	$22.00	$12,144,000	$1,512

(1)
Represents only the additional number of shares being registered and includes 72,000 additional shares of common stock that the underwriters have the option to purchase. Does not include the securities that the registrant previously registered on the registration statement on Form S-1 (File No. 333-220767).

(2)
The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The registrant previously registered securities at an aggregate offering price not to exceed $121,440,000 on a registration statement on Form S-1 (File No. 333-220767), which was declared effective by the Securities and Exchange Commission on October 26, 2017. In accordance with Rule 462(b) under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of $12,144,000 is hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares.

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE
ForeScout Technologies, Inc., a Delaware corporation (“ForeScout”), is filing this registration statement with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement relates to the public offering of securities contemplated by the registration statement on Form S-1 (File No. 333-220767) originally filed on October 2, 2017, as amended, or the Prior Registration Statement, and which the Securities and Exchange Commission declared effective on October 26, 2017.
ForeScout is filing this registration statement for the sole purpose of increasing by 552,000 shares the number of shares of its common stock, par value $0.001 per share, to be registered for sale. The additional shares that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement, and all exhibits to the Prior Registration Statement, are hereby incorporated by reference into this registration statement.
The required opinions and consents are listed on the Exhibit Index attached hereto and are filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on October 26, 2017.

FORESCOUT TECHNOLOGIES, INC.

By:	/s/ Michael DeCesare
Michael DeCesare
Chief Executive Officer and President
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/S/ MICHAEL DECESARE	Chief Executive Officer, President & Director (Principal Executive Officer)	October 26, 2017
MICHAEL DECESARE
/S/ CHRISTOPHER HARMS	Chief Financial Officer (Principal Financial Officer & Principal Accounting Officer)	October 26, 2017
CHRISTOPHER HARMS
*	Co-Founder and Chairman of the Board of Directors	October 26, 2017
YEHEZKEL YESHURUN
*	Vice Chairman of the Board of Directors	October 26, 2017
DAVID G. DEWALT
*	Director	October 26, 2017
JAMES BEER
*	Director	October 26, 2017
T. KENT ELLIOTT
*	Director	October 26, 2017
THERESIA GOUW
*	Director	October 26, 2017
MARK JENSEN
*	Director	October 26, 2017
RAMI KALISH
*	Director	October 26, 2017
ENRIQUE SALEM

*By:	/s/ Michael DeCesare
Michael DeCesare Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).
24.1	Power of Attorney (see page II-4 of the Registration Statement on Form S-1 (File No. 333-220767) filed on October 2, 2017).